UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 7, 2011
Date of Report (Date of earliest event reported)

Imperial Resources, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-53332	83-0512922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

106 East 6th Street, Suite 900, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

 (512) 422-2493
Registrant’s telephone number, including area code

(Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 27, 2011, Imperial Resources, Inc. (“Imperial or the Company”) was notified by the SEC that the Public Accounting Oversight Board (“PCAOB”) had revoked the registration of J. Crane CPA, P.C. (“J. Crane”) on January 19, 2011.

J. Crane was the Company’s former independent registered public accounting firm, and rendered an opinion on the Company’s Annual Report for the year ended March 31, 2009. On June 17, 2009, J. Crane CPA, P.C. was dismissed as the Company’s Independent Auditor, and on June 17, 2009, the Company engaged Madsen & Associates, CPA’s Inc., Certified Public Accountant (“Madsen”) as its independent registered public accounting firm.

The Annual Report in our Form 10K, for the two most recent fiscal years ended March 31, 2010, and 2009 was filed with the SEC on July 9, 2010. In regards to the Financial Statements for the year ended March 31, 2009, Madsen relied entirely upon the audit and report previously issued by J. Crane. Both auditors’ reports included an audit scope modification due to Company’s uncertainty regarding its ability to continue as a going concern.

As a result, of the revoked registration of J. Crane CPA, P.C., the Company has engaged Madsen to re-audit the financial information as of March 31, 2009. Madsen will include an audit report for all periods presented in an amended 10K for the years ended March 31, 2010 and 2009, of which the Company anticipates filing on or before April 15, 2011.

The Company’s  Board of Directors and management have discussed the matters in this Current Report Form 8-K with its independent registered public accounting firm, Madsen & Associates, CPA’s Inc., Certified Public Accountant.

Imperial Resources, Inc.

Dated: February 7, 2011	By: /s/ Robert Durbin
Robert Durbin
President, Chief Executive Officer (Principal Executive Officer)